As filed with the Securities and Exchange Commission on January 09, 2023
Registration Nos 333-133837
333-193543

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FROM S-8 REGISTRATION STATEMENT NO. 333-133837
POST-EFFECTIVE AMENDMENT NO. 1 TO FROM S-8 REGISTRATION STATEMENT NO. 333-193543

UNDER THE SECURITIES ACT OF 1933

First Interstate BancSystem, Inc.
(Exact name of registrant as specified in its charter)

Montana	81-0331430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 North 31st Street
Billings, Montana 59101
(Address, including zip code, of registrant’s principal executive offices)

FIRST INTERSTATE BANCSYSTEM, INC.
2006 EQUITY COMPENSATION PLAN
(Full title of plan)

Marcy D. Mutch
Executive Vice President and Chief Financial Officer
401 North 31st Street
Billings, Montana 59101
(Name and address, including zip code, of agent for service)

(406) 255-5390
(Telephone number, including area code, of agent for service)

Copies to:

Scott A. Berdan, Esq. David Allred, Esq. Polsinelli PC 1401 Lawrence Street, Suite 2300 Denver, CO 80202 (303) 572-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

First Interstate BancSystem, Inc. (the “Registrant”) is filing a Post-Effective Amendment to each of the Registration Statements on Form S-8 identified below (collectively, the “Registration Statements”) for the sole purpose of terminating the Registration Statements and deregistering any unsold shares of the Registrant’s securities, comprising the Registrant’s Class A common stock, no par value per share, and Class B common stock, no par value per share, previously registered under the Registration Statements and issuable in respect of the Registrant’s 2006 Equity Compensation Plan, as amended (the “Plan”):
1.Registration Statement No. 333-133837, filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2005, as amended by the filing with the SEC of a post-effective amendment no. 1 thereto on July 7, 2010, registering the offer and sale of the Registrant’s securities issuable pursuant to the Plan; and
2.Registration Statement No. 333-193543, filed with the SEC on January 24, 2014, registering the offer and sale of the Registrant’s securities issuable pursuant to the Plan.
The Plan is no longer in use by the Registrant and the offering of the Registrant’s securities under the Plan has terminated. Therefore, pursuant to undertakings contained in the Registration Statements, the Registrant is hereby removing from registration, by means of post-effective amendments, any of the securities registered under the Registration Statements that remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billings, State of Montana, on January 09, 2023.

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KIRK D. JENSEN
Kirk D. Jensen
Executive Vice President and General Counsel/Corporate Secretary